Fourth Quarter & Full Year 2017 Financial Highlights January 23, 2018 (NYSE: STT) Exhibit 99.3

2 This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its fourth quarter and full year 2017 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of January 23, 2018, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-Looking Statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Financial information in this presentation includes presentation on both an “operating” or otherwise adjusted basis, which represent non-GAAP presentations. Refer to the Appendix for explanations of our non-GAAP financial measures, including changes made to our operating-basis presentation, and to the Addendum for reconciliations of our operating-basis financial information. Preface and forward-looking statements

Summary of Full Year 2017 Results

(Dollars in millions, except per share data, or where otherwise noted)	GAAP-basis Financials: Full Year 2016	GAAP-basis Financials: Full Year 2017	GAAP-basis Financials: % Δ FY	Operating-basis (non-GAAP) Financials: Full Year 2016 ex notable adjustments [A]	Operating-basis (non-GAAP) Financials: Full Year 2017	Operating-basis (non-GAAP) Financials: % Δ FY
Revenue:						
Servicing fees	$5,073	$5,365	6%	$5,121	$5,365	5%
Management fees	1,292	1,616	25	1,287	1,616	26
Foreign exchange trading	654	641	(2)	654	641	(2)
Brokerage & other trading services	445	430	(3)	445	430	(3)
Trading services	1,099	1,071	(3)	1,099	1,071	(3)
Securities finance	562	606	8	562	606	8
Processing fees and other[1]	90	247	174	507	581	15
Total fee revenue[1]	8,116	8,905	10	8,576	9,239	8
Net interest income[2]	2,084	2,304	11	2,169	2,473	14
Gains (losses) related to investment securities, net	7	(39)	nm	7	(39)	nm
Total revenue[1,2]	$10,207	**$11,170**	**9%**	$10,752	**$11,673**	**9%**
Provision for loan losses	10	2	(80)	10	2	(80)
Expenses:						
Compensation and employee benefits	4,353	4,394	1	4,115	4,394	7
Information systems and communications	1,105	1,167	6	1,105	1,167	6
Transaction processing services	800	838	5	800	838	5
Occupancy	440	461	5	440	461	5
Acquisition and restructuring costs	209	266	27	-	-	-
Other	1,170	1,143	(2)	1,114	1,143	3
Total expenses	$8,077	**$8,269**	**2%**	$7,574	**$8,003**	**6%**
Income before income tax expense	2,120	2,899	37	3,168	3,668	16
Income tax expense (benefit)	(22)	722	nm	957	1,046	9
Net income (loss) from non-controlling interest	1	-	nm	1	-	nm
Net income	$2,143	**$2,177**	**2%**	$2,212	**$2,622**	**19%**
Dividends on preferred stock	(173)	(182)	5	(173)	(182)	5
Earnings allocated to participating securities	(2)	(2)	-	(2)	(2)	-
Net income available to common shareholders	$1,968	**$1,993**	**1%**	$2,037	**$2,438**	**20%**
Diluted earnings per share	$4.97	**$5.24**	**5%**	$5.14	**$6.41**	**25%**
Pre-tax operating margin	20.8%	**26.0%**	**+5.2%pts**	29.5%	**31.4%**	**+1.9%pts**
Return on average common equity	10.5%	**10.6%**	**+0.1%pts**	10.8%	**12.9%**	**+2.1%pts**
Fee operating leverage			**+7.3%pts**			**+2.1%pts**

[A] Operating-basis results for 4Q16 and FY 2016 included in this presentation reflect additional adjustments for two notable items that occurred in 4Q16 and are presented on an adjusted basis throughout this presentation to allow for more meaningful comparisons to current year operating-basis results. The additional adjustments consist of excluding the effects of our 4Q16 (1) acceleration of compensation expense (-$249M pre-tax; -$161M after-tax, or -$0.41 per share) and (2) one-time tax benefit ($211M, or $0.54 per share). Our operating-basis presentation of financial results is a non-GAAP presentation. Descriptions of our operating-basis presentation and reconciliations of this operating-basis presentation to both our operating-basis results as initially reported and to our GAAP-basis results are provided in the addendum included with this presentation.

Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

3

4 4Q17 & FY 2017 Highlights Operating-Basis (Non-GAAP); All comparisons are to prior year periods excluding 4Q16 notable adjustments A A 4Q16 excludes the effects related to the acceleration of compensation expense (-$249M pre-tax; -$161M after-tax, or -$0.41 per share) and one-time tax benefit ($211M, or $0.54 per share). Refer to endnote 3 in the Appendix for further details. Refer to the Appendix included with this presentation for endnotes 1 to 12. FY 2017 Highlights 4Q17 Highlights • Exceeded financial objectives for the year, including revenue growth, fee operating leverage and Beacon results • Record year-end AUCA and AUM levels resulting from market appreciation and new business activity drove strong fee revenue growth • Beacon initiatives continue to enhance product development and deliver value-added benefits to clients, including advancing our digital capabilities • Expect Beacon target savings to be realized by mid-2019, 18 months ahead of schedule • Generated positive fee and total operating leverage • Delivered robust capital returns to shareholders while maintaining a high-quality balance sheet • Driving growth from the core franchise with new 4Q17 business wins of ~$445B and new business yet to be installed of ~$350B at quarter-end 4 • Strength in servicing and management fees driven by higher global equity markets and broad- based business momentum • Improved net interest income and net interest margin from higher U.S. market interest rates and disciplined balance sheet management • Achieved strong double-digit EPS growth • Acquired ~$350M of our common stock and declared a quarterly common stock dividend of $0.42 per share

Achieved FY 2017 financial goals across the franchise

Operating-Basis (Non-GAAP); All comparisons are to 2016 excluding 4Q16 notable adjustments [A]

Fee Revenue Growth

Outlook Range*



4%
6%
8%
7% ex gain on sales [B]
Low
High
Actual

* Outlook and actuals include the contribution of the acquired GEAM operations worth ~1.8%pts

Fee Operating Leverage

Outlook Range



+1.0%
+2.0%
+2.1%
1.4% ex gain on sales [B]
Low
High
Actual

Expense Management

Beacon Savings ($M)



140
150
Outlook
Actual

Net Interest Income Growth

Outlook Range



4%
6%
14%
Low
High
Actual

Pre-Tax Operating Margin



Beacon 2018 Target
31.0%
31.4%
Pre-tax operating margin target achieved one year ahead of schedule
2018 Target
2017 Actual

Balance Sheet Reduction

Reduction Range*



0%
-5%
-4%
Low
High
Actual

* Reduction range for average interest earning assets

[A] 4Q16 excludes the effects related to the acceleration of compensation expense of $249M. Refer to endnote 3 in the Appendix for further details.
[B] Gain on sales of businesses in 2017 that were excluded include pre-tax gains of approximately $30 million and $26 million on the sale of our transfer agency joint venture interests and of an alternative trading system, respectively.

STATE STREET.

5

Strong 4Q17 results

(Dollars in millions, except per share data, or where otherwise noted)	GAAP-basis Financials			Operating-basis (non-GAAP) Financials		
	Quarters		% Δ 4Q17 vs 4Q16	Quarters		% Δ 4Q17 vs 4Q16 ex notable items
	4Q16	4Q17		4Q16 ex notable adjustments[3]	4Q17	
Revenue:						
Servicing fees	$1,289	$1,379	7%	$1,289	$1,379	7%
Management fees	361	418	16	361	418	16
Trading services	293	248	(15)	293	248	(15)
Securities finance	136	147	8	136	147	8
Processing fees and other[1]	(65)	38	nm	121	134	11
Total fee revenue[1]	2,014	2,230	11	2,200	2,326	6
Net interest income[2]	514	616	20	547	658	20
Total revenue[1,2]	$2,530	**$2,846**	**13%**	$2,749	**$2,984**	**9%**
Provision for loan losses	2	(2)	nm	2	(2)	nm
Expenses:						
Compensation and employee benefits	1,244	1,067	(14)	997	1,067	7
Non compensation expense	896	931	4	897	931	4
Acquisition and restructuring costs	43	133	209	-	-	-
Total expenses	$2,183	**$2,131**	**(2)%**	$1,894	**$1,998**	**5%**
Income before income tax expense	345	717	108	853	988	16
Income tax expense (benefit)	(248)	347	(240)	290	265	(9)
Net income	$593	**$370**	**(38)%**	$563	**$723**	**28%**
Net income available to common shareholders	$557	**$334**	**(40)%**	$527	**$687**	**30%**
Diluted earnings per share	$1.43	**$0.89**	**(38)%**	$1.35	**$1.83**	**36%**
Pre-tax operating margin	13.6%	**25.2%**	**+11.6%pts**	31.0%	**33.1%**	**+2.1%pts**
Return on average common equity	12.1%	**6.9%**	**(5.2)%pts**	11.4%	**14.1%**	**+2.7%pts**
Fee operating leverage			**+13.1%pts**			**+0.2%pts**

Refer to the Appendix included with this presentation for endnotes 1 to 12.

Tax Cuts & Jobs Act (TCJA) Impact[5] (GAAP Impact)

- 4Q17 includes a one-time estimated net impact of ~($270M) or ~($0.72) per share:
  - Tax Expense: ~$250M estimated cost[5] primarily due to a repatriation tax of $454M, partially offset by a $197M deferred tax liability decline[6]
  - Revenue: ~$20M estimated reduction mainly due to accelerated amortization expense associated with tax-advantaged investments in processing fees and other revenue
- Capital impact: Decline of ~30bps in CET1 ratio

Beacon

- 4Q17 Beacon net savings of $50M, with a FY 2017 net savings of $150M
- Beacon related restructuring charges of $133M; expect related savings to pay back, on average, over the next 7 quarters
- Expect $550M target savings[7] to be realized by mid-2019, 18 months ahead of schedule

4Q16 notable adjustments from operating-basis financials[3]

- Compensation Expense: 4Q16 excludes $249M ($161M after-tax, or $0.41 per share) related to the acceleration of incentive compensation expense
- Tax Expense: 4Q16 excludes one-time net tax benefits of $211M ($0.54 per share), and $88M tax effect of the accelerated compensation expense noted above

STATE STREET.

6

7 Financial Highlights 4Q17 compared to 4Q16 FY 2017 compared to FY 2016 EPS Growth of 36% Growth of 25% ROE Improved 2.7%pts Improved 2.1%pts Fee Operating Leverage Generated positive fee operating leverage of 0.2%pts Generated positive fee operating leverage of 2.1%pts Pre-tax Operating Margin Improved to 33.1%, an increase of ~2.1%pts Improved to 31.4% Achieved Beacon 2018 target of 31% one year ahead of plan Diluted EPS ($) ROE (%) Generated strong 4Q17 and FY 2017 earnings growth as well as improved return on equity Operating-Basis (Non-GAAP)1,2; All comparisons are to prior year periods excluding 4Q16 notable adjustments A 2017 6.41 2016 5.14 +25% 1.711.67 1.21 1.35 1.83 2Q17 4Q16 +36% 1Q17 3Q17 4Q17 +2.1%pts 10.8 12.9 2017 2016 13.413.7 10.4 11.4 14.1 4Q17 +2.7%pts 3Q17 2Q17 1Q17 4Q16 A 4Q16 excludes the effects related to the acceleration of compensation expense (-$249M pre-tax; -$161M after-tax, or -$0.41 per share) and one-time tax benefit ($211M, or $0.54 per share). Refer to endnote 3 in the Appendix for further details. Refer to the Appendix included with this presentation for endnotes 1 to 12.

8 4Q17 AUCA and AUM growth driven by market appreciation and client momentum Assets Under Custody and Administration (AUCA) $ in trillions, as of period-end Assets Under Management (AUM) $ in billions, as of period-end 32.131.029.8 33.1 28.8 +3% +15% 4Q17 3Q17 2Q17 1Q17 4Q16 2,6732,6062,5612,468 2,782 +4% +13% 4Q17 3Q17 2Q17 1Q17 4Q16 • 4Q17 AUCA increased 15% from 4Q16 primarily reflecting: −Growth from market appreciation and new business −Strong flows into EMEA and middle office outsourcing, partially offset by modest hedge fund outflows • 4Q17 AUM increased 13% from 4Q16 primarily reflecting: −Growth from market appreciation and ETF net inflows, partially offset by modest thinner-yielding institutional outflows

Continued fee revenue growth driven by higher equity markets and new business activity

Operating-Basis (Non-GAAP)[1]

Fee Revenue
($M)



+6%
+4% ex FX
2,200
2,268
2,324
2,321
2,326
1,289
361
293
136
121
1,351
419
259
147
145
1,379
418
248
147
134
4Q16
1Q17
2Q17
3Q17
4Q17

	4Q17 vs. 4Q16 % Change	Ex FX
Servicing fees	7%	4%
Management fees	16%	14%
Trading services	(15)%	(17)%
Securities finance revenue	8%	7%
Processing fees and other	11%	11%
Total fee revenue	6%	4%

4Q17 vs 4Q16

- **Servicing fees** *increased* mainly due to higher global equity markets, new business, and the impact of the weaker U.S. dollar, partially offset by modest hedge fund outflows
- **Management fees** *increased* primarily driven by higher global equity markets and higher revenue-yielding ETF inflows
- **Trading services** *decreased* as strong FX client volumes were offset by lower FX volatility, as well as the modest impact of the businesses we exited in 2017
- **Securities finance** *increased* largely driven by higher client volumes from the agency and enhanced custody businesses, partially offset by spread compression
- **Processing fees & other** *increased* mainly due to favorable valuation adjustments, partially offset by lower revenue related to tax-advantaged investments

- Weaker U.S. dollar positively impacted total fee revenue by ~$50M

Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

9

10 Higher U.S. market interest rates and disciplined balance sheet management resulted in higher NII and NIM NII & NIM 2 (NII $M, NIM %) 645 617 553547 658 1.35 1.27 1.17 1.08 1.39 300 400 500 600 700 0.80 1.00 1.20 1.40 1.60 1.80 4Q17 NII +20% NIM +31bps 3Q17 2Q17 1Q17 4Q16 NIM Refer to the Appendix included with this presentation for endnotes 1 to 12. Operating-Basis (Non-GAAP) 4Q17 vs 4Q16 • NII increased primarily due to higher U.S. market interest rates, disciplined liability pricing, and loan portfolio growth, partially offset by a smaller balance sheet • NIM increased mainly driven by higher U.S. market interest rates, loan portfolio growth, lower wholesale CD balances, disciplined liability pricing, and a smaller balance sheet • Average interest earning assets decreased primarily due to a decline in wholesale CDs and client deposits with a corresponding reduction in central bank placements • The currency composition of average total deposits remained relatively stable with approximately 60% USD, 20% EUR, 10% GBP and 10% in other currencies Average Interest Earning Assets & Deposits ($B) 4Q16 1Q17 2Q17 3Q17 4Q17 Interest earning assets 202 192 195 190 188 Total deposits 174 165 167 162 161 4Q17 vs 4Q16

Expenses continue to support new business and client activity offset by savings from Beacon

Operating-Basis (Non-GAAP); 4Q17 prior year comparison to 4Q16 exclude notable adjustments [A]

Expenses [B]

($M)



+5%
+4% ex FX
1,894 A
2,057
1,960
1,988
1,998
1,903 ex seasonal Comp. Item C
997
1,090
1,067
278
296
301
199
215
219
109
118
117
311
269
294
4Q16
1Q17
2Q17
3Q17
4Q17

	4Q17 vs. 4Q17 % Change	Ex FX
Compensation & benefits	7%	5%
Info sys & communications	8%	8%
Transaction processing	10%	9%
Occupancy	7%	5%
Other	(6)%	(7)%
Total expense	5%	4%

4Q17 vs 4Q16

- **Compensation and employee benefits** *increased* primarily driven by increased costs to support new business, annual merit and performance-based incentive compensation increases, and the impact of the weaker U.S. dollar, partially offset by savings from Beacon
- **Information systems & communications** *increased* mainly due to higher technology infrastructure costs and Beacon investments
- **Transaction processing** *increased* primarily reflecting higher client volumes and higher market levels
- **Occupancy** *increased* primarily due to Beacon-related global footprint investments
- **Other** *decreased* largely reflecting lower professional services

- Weaker U.S. dollar negatively impacted total expenses by ~$35M

[A] 4Q16 excludes the effects related to the acceleration of compensation expense of $249M. Refer to endnote 3 in the Appendix for further details.
[B] Operating expenses exclude restructuring charges of $21M, $17M, $62M, $33M, and $133M for 4Q16 through 4Q17, respectively.
[C] 1Q17 included $154M of seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes.

STATE STREET.

11

Expect Beacon savings to be realized 18 months ahead of plan by mid-2019 with enhancements to client experience

Operating-Basis (Non-GAAP)

Select Key Achievements

Solutions & Services

- **Differentiated client service**: Accelerated daily net asset value (NAV) delivery by 20-30 minutes, on average, for 200+ North American mutual fund clients
- **Product innovation**: Comprehensive solutions developed for clients to meet new regulatory requirements; SEC Modernization, as an example, committed 70+ clients, increasing wallet share
- **Upgraded client delivery platform**: Upgrading my.statestreet.com to improve access to data and analytics to 80K users; co-created with 100+ clients

Automation & Efficiencies

- **Transaction processing**: Reduced manual touches to process global trades for fund accounting from 2015 to 2017 by 30%
- **Strengthening core platform**: Vast majority of fund accounting is on a single, global platform for Asset Managers and Asset Owners
- **Continued savings**: Advancing a global workforce to service clients 24/7
- Centralized process to reduce third-party spend, including procurement and real estate

Financial Impact

YoY Change ($M)	Actuals 2015 to 2016	Actuals 2016 to 2017	Est. 2017 to 2018[7]
Expense benefits	$210	$240	~$250
Investment expenses	($35)	($90)	~($100)
Net expense savings	**$175**	**$150**	**~$150**

Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

12

Continuing to maintain a high-quality balance sheet and increase capital ratios while delivering strong capital returns

4Q17 Investment Portfolio Highlights
as of December 31, 2017

Investment Portfolio:

- **Size:** $97.5B
- **Credit profile:** 90% rated AAA/AA
- **Fixed-rate / floating-rate mix:** 71% / 29%
- **Duration:** 2.7 years
- **Diversified mix** of Treasuries, Agency mortgage-backed securities (MBS), Munis, Asset-backed securities, and other debt investments

Interest-rate Risk Metrics:

- **Unrealized after-tax available-for-sale mark-to-market (MTM) loss sensitivity** in a hypothetical up 100bps shock to quarter-end spot interest rates is ~($0.9B)

Quarter-End Capital[8] Positions
%, as of period-end

Capital Ratios:	4Q16	1Q17	2Q17	3Q17	4Q17
Basel III Ratios:					
Common equity tier 1 ratio[9] (lower of advanced and standardized approaches)	11.6	11.2	11.2	11.6	11.9
Tier 1 leverage ratio	6.5	6.8	7.0	7.4	7.3
Supplementary Leverage Ratios:					
State Street Corporation	5.9	6.1	6.2	6.5	6.5
State Street Bank and Trust	6.4	6.6	6.6	6.9	7.1
Estimated Pro Forma Fully Phased-in Basel III Ratios:					
Fully phased-in common equity tier 1 ratio (lower of advanced and standardized approaches)[10,11]	10.9	10.9	10.9	11.3	11.6
Fully phased-in supplementary leverage ratios[12]					
State Street Corporation	5.6	6.0	6.1	6.4	6.4
State Street Bank and Trust	6.1	6.5	6.5	6.8	7.0

Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

13

14 Introducing streamlined financial presentation and certain new standards in 2018 TCJA & Revenue Recognition Changes: Revenue recognition • The new revenue recognition accounting rule is not expected to impact the amount of 2018 EBIT State Street recognizes • Under the new guidance, certain costs previously presented on a net basis will be presented on a gross basis, which we expect will increase 2018 revenue and expenses by an estimated ~$225M each (the majority reflected in asset management) • Financial performance reported on a GAAP-basis beginning in 1Q18, with identified exceptions • Notable items will be specifically referenced each quarter; these may include acquisition and restructuring costs • Fee revenue results will no longer be presented grossed up for tax equivalent adjustments; NII will continue to be presented on both a GAAP and fully taxable-equivalent basis • Certain key metrics, such as pre-tax margin, expected to be regularly provided on a non-GAAP basis GAAP presentation going forward: TCJA 5 • Anticipate a 2018 GAAP tax rate of approximately 15-17% • Reflects an estimated 3-5%, or ~$150M, benefit in our core 2018 tax rate A • Estimate Base Erosion Anti-abuse Tax (BEAT) provision to be manageable • Intend to put initiatives in place to partially share some benefits with employees and communities including: – Invest into employees’ retirement plans – Introduce new and improved training and technology to support ongoing employee development – Increase State Street Foundation matching gift benefits A Refer to the Definitions included with this presentation for a description of core tax rate. Refer to the Appendix included with this presentation for endnotes 1 to 12.

2018 Full Year Outlook

Category (2018 vs 2017 where applicable)	2018 Historical Operating-basis Outlook[A] *Excluding TCJA[5], Revenue Recognition, Gain on Sales, & Restructuring Charges*	2018 GAAP Outlook[A] *Including TCJA[5] & Revenue Recognition Excluding Gain on Sales & Restructuring Charges*	Assumptions
Fee revenue growth (ex gain on sales)[A]:	• 4 - 5%	• 7 - 8%	Continued market growth expectations; including net new business
Fee operating leverage (ex gain on sales & restructuring)[A]:	• 75 - 150bps	• 75 - 150bps	Reflects focus on both investments and expense management
Expense management:	• Beacon expense savings of $150M	• Beacon expense savings of $150M	Driven by Beacon automation and savings initiatives
NII:	• 9 - 12%	• 10 - 13%	Assuming current market forward interest rate expectations, including three rate rises in the U.S.[B]
Tax rate:	• 28 - 30%	• 15 - 17%	

[A] Fee revenue and fee operating leverage outlook presented on an operating-basis (non-GAAP) and an adjusted GAAP-basis (non-GAAP) exclude gains/losses on sales and restructuring charges. Gain on sales in 2017 included pre-tax gains of approximately $30 million and $26 million on the sale of our transfer agency joint venture interests and of an alternative trading system, respectively. Restructuring charges in 2017 were $245M. 2018 gains/losses on sales and restructuring charges, if any, are not currently estimable.

[B] Operating-basis NII includes fully tax equivalent adjustments associated with tax-exempt investment securities.

Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

15

16 Full Year Summary and 2018 Opportunities Strong 2017 operating results demonstrate franchise-wide momentum • Revenue growth and positive operating leverage – Strong client activity across the franchise • Significant advancement of our digital transformation agenda • Controlled expense management while investing in the business • Disciplined balance sheet with high levels of capital and liquidity • Delivered 25% of EPS growth • Returned ~$2B to shareholders in 2017 through common stock dividends and share repurchases Operating-Basis (Non-GAAP); All comparisons are to prior year periods excluding 4Q16 notable adjustments A A 4Q16 excludes the effects related to the acceleration of compensation expense (-$249M pre-tax; -$161M after-tax, or -$0.41 per share) and one-time tax benefit ($211M, or $0.54 per share). Refer to endnote 3 in the Appendix for further details. Opportunities for 2018 • Building on our strong client franchise –Deepen client relationships – Providing data and analytic solutions in support of client front office needs • Advance digital leadership –Expect progress on Beacon; improving efficiency and enhancing client experience –Continued expense discipline and business investment • Healthy capital structure to balance growth and returns

17 APPENDIX FY 2017 vs FY 2016 Variances for Fee Revenue, NII and Expenses 18 FY 2018 Outlook 19 4Q17 GAAP & Operating-basis (non-GAAP) Results 20 4Q17 vs 3Q17 Variances for Fee Revenue, NII and Expenses 21 - 23 Slide Endnotes 24 Forward Looking Statements 25 Non-GAAP Measures 26 Definitions 27

Strong FY 2017 earnings results reflected revenue growth and better expense management through Beacon

$M; Operating-Basis (Non-GAAP); All comparisons are to prior year periods excluding 4Q16 notable adjustments [A]

Fee Revenue[1]



+8%
+7% ex FX
8,576
9,239
$9,183M, +7% ex gain on sales [B]
Servicing fees
5,121
+5%
5,365
Management fees
Trading services
Securities finance revenue
Processing fees and other
1,287
+26%
1,616
1,099
(3)%
1,071
562
+8%
606
507
+15%
581
2016
2017

- **Servicing fees** *increased* primarily due to higher equity markets and net new business
- **Management fees** *increased* mainly reflecting the addition of the acquired GEAM business (worth ~1.8%pts to total fee revenue), higher equity markets, and higher revenue-yielding ETF inflows
- **Trading services** *decreased* as strong FX client volumes were offset by lower FX volatility
- **Securities finance** *increased* primarily driven by higher client volumes
- **Processing fees and other** *increased* largely from gain on sales and favorable valuation adjustments

NII & NIM[2]



NIM%
NII +14%
NIM +20bps
2,600
2,200
1,800
1,400
1,000
2,169
2,473
1.09
1.29
1.80
1.60
1.40
1.20
1.00
0.80
2016
2017

- **NII** *increased* primarily due to higher U.S. market interest rates, disciplined liability pricing, and loan portfolio growth, partially offset by a smaller balance sheet
- **NIM** *increased* primarily reflecting higher U.S. market interest rates, lower wholesale CD balances, disciplined liability pricing, and a smaller balance sheet

Expenses



+6%
+6% ex FX
7,574 [A]
8,003
Comp and Benefits
4,115
+7%
4,394
Info Sys and Comm
1,105
+6%
1,167
Transaction Proc Services
800
+5%
838
Occupancy
440
+5%
461
Other
1,114
+3%
1,143
2016
2017

- **Operating expenses** increased primarily driven by higher costs to support new business and client activity, annual merit and performance-based incentive compensation increases, and the addition of the acquired GEAM business (worth ~1.2%pts to total operating expense), partially offset by Beacon savings

[A] 4Q16 excludes the effects related to the acceleration of compensation expense of $249M. Refer to endnote 3 in the Appendix for further details.
[B] Gain on sales of businesses in 2017 that were excluded include pre-tax gains of approximately $30 million and $26 million on the sale of our transfer agency joint venture interests and of an alternative trading system, respectively.
Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

18

2018 Full Year Outlook

Category (2018 vs 2017 where applicable [A])	2018 Historical Operating-basis Outlook [B] *Excluding TCJA[5], Revenue Recognition, Gain on Sales, & Restructuring Charges*	GAAP Adjustments	2018 GAAP Outlook [B] *Excluding TCJA[5], Revenue Recognition, Gain on Sales, & Restructuring Charges*	Adjustments: Revenue Recognition (i)	Adjustments: TCJA[5]	2018 GAAP Outlook [B] *Excluding Gain on Sales & Restructuring Charges*
Fee revenue growth (ex gain on sales) [B]:	4 - 5%		4 - 5%	~2 - 3%pts	~0.5%pts	7 - 8%
Fee operating leverage (ex gain on sales & restructuring) [B]:	75 - 150bps		75 - 150bps	~(50)bps	~50bps	75 - 150bps
Expense management:				~2.5 - 3.5%pts		
NII [C]:	9 - 12%	~1%pts	10 - 13%			10 - 13%
Tax rate:	28 - 30%	~(10)%pts	18 - 20%		~(3 - 5)%pts (ii)	15 - 17%

Adjustment Details:

(i) **Revenue Recognition:** Under the new guidance, certain costs previously presented on a net basis will be presented on a gross basis, which we expect will increase 2018 revenue and expenses by an estimated ~$225M each (the majority reflected in asset management)

(ii) **Tax Rate:** Net benefits of ~$150M from tax rate change

[A] Assumptions for each outlook category are included on slide 15.

[B] Fee revenue and fee operating leverage outlook presented on an operating-basis (non-GAAP) and an adjusted GAAP-basis (non-GAAP) exclude gains/losses on sales and restructuring charges. Gain on sales in 2017 included pre-tax gains of approximately $30 million and $26 million on the sale of our transfer agency joint venture interests and of an alternative trading system, respectively. Restructuring charges in 2017 were $245M. 2018 gains/losses on sales and restructuring charges, if any, are not currently estimable.

[C] Operating-basis NII includes fully tax equivalent adjustments associated with tax-exempt investment securities.

Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

19

Summary of 4Q17 Results

(Dollars in millions, except per share data, or where otherwise noted)	GAAP-basis Financials					Operating-basis (non-GAAP) Financials				
	Quarters			% Δ		Quarters			% Δ	
	4Q16	3Q17	4Q17	3Q17	4Q16	4Q16 ex notable adjustments[A]	3Q17	4Q17	3Q17	4Q16 ex notable items
Revenue:										
Servicing fees	$1,289	$1,351	$1,379	2%	7%	$1,289	$1,351	$1,379	2%	7%
Management fees	361	419	418	-	16	361	419	418	-	16
Foreign exchange trading	182	150	149	(1)	(18)	182	150	149	(1)	(18)
Brokerage & other trading services	111	109	99	(9)	(11)	111	109	99	(9)	(11)
Trading services	293	259	248	(4)	(15)	293	259	248	(4)	(15)
Securities finance	136	147	147	-	8	136	147	147	-	8
Processing fees and other[1]	(65)	66	38	(42)	nm	121	145	134	(8)	11
Total fee revenue[1]	2,014	2,242	2,230	(1)	11	2,200	2,321	2,326	-	6
Net interest income[2]	514	603	616	2	20	547	645	658	2	20
Gains (losses) related to investment securities, net	2	1	-	nm	nm	2	1	-	nm	nm
Total revenue[1,2]	$2,530	$2,846	**$2,846**	**-**	**13%**	$2,749	$2,967	**$2,984**	**1%**	**9%**
Provision for loan losses	2	3	(2)	nm	nm	2	3	(2)	nm	nm
Expenses:										
Compensation and employee benefits	1,244	1,090	1,067	(2)	(14)	997	1,090	1,067	(2)	7
Information systems and communications	278	296	301	2	8	278	296	301	2	8
Transaction processing services	199	215	219	2	10	199	215	219	2	10
Occupancy	109	118	117	(1)	7	109	118	117	(1)	7
Acquisition and restructuring costs	43	33	133	303	209	-	-	-	-	-
Other	310	269	294	9	(5)	311	269	294	9	(6)
Total expenses	$2,183	$2,021	**$2,131**	**5%**	**(2)%**	$1,894	$1,988	**$1,998**	**1%**	**5%**
Income before income tax expense	345	822	717	(13)	108	853	976	988	1	16
Income tax expense (benefit)	(248)	137	347	153	(240)	290	272	265	(3)	(9)
Net income (loss) from non-controlling interest	-	-	-	-	-	-	-	-	-	-
Net income	$593	$685	**$370**	**(46)%**	**(38)%**	$563	$704	**$723**	**3%**	**28%**
Dividends on preferred stock	(36)	(55)	(36)	(35)	-	(36)	(55)	(36)	(35)	-
Earnings allocated to participating securities	-	(1)	-	nm	-	-	(1)	-	nm	-
Net income available to common shareholders	$557	$629	**$334**	**(47)%**	**(40)%**	$527	$648	**$687**	**6%**	**30%**
Diluted earnings per share	$1.43	$1.66	**$0.89**	**(46)%**	**(38)%**	$1.35	$1.71	**$1.83**	**7%**	**36%**
Pre-tax operating margin	13.6%	28.9%	**25.2%**	**(3.7)%pts**	**+11.6%pts**	31.0%	32.9%	**33.1%**	**+0.2%pts**	**+2.1%pts**
Return on average common equity	12.1%	13.0%	**6.9%**	**(6.1)%pts**	**(5.2)%pts**	11.4%	13.4%	**14.1%**	**+0.7%pts**	**+2.7%pts**
Fee operating leverage					**+13.1%pts**					**+0.2%pts**

[A] Operating-basis results for 4Q16 and FY 2016 included in this presentation reflect additional adjustments for two notable items that occurred in 4Q16 and are presented on an adjusted basis throughout this presentation to allow for more meaningful comparisons to current year operating-basis results. The additional adjustments consist of excluding the effects of our 4Q16 (1) acceleration of compensation expense (-$249M pre-tax; -$161M after-tax , or -$0.41 per share) and (2) one-time tax benefit ($211M, or $0.54 per share). Our operating-basis presentation of financial results is a non-GAAP presentation. Descriptions of our operating-basis presentation and reconciliations of this operating-basis presentation to both our operating-basis results as initially reported and to our GAAP-basis results are provided in the addendum included with this presentation.

Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

20

4Q17 fee revenue in line with 3Q17 as higher equity markets and net new business offset weaker trading

Operating-Basis (Non-GAAP)[1]

Fee Revenue

($M)



0%
0% ex FX
2,200
2,268
2,324
2,321
2,326
1,289
1,351
1,379
361
419
418
293
259
248
136
147
147
121
145
134
4Q16
1Q17
2Q17
3Q17
4Q17

	4Q17 vs. 3Q17 % Change	Ex FX
Servicing fees	2%	2%
Management fees	0%	0%
Trading services	(4)%	(5)%
Securities finance revenue	0%	0%
Processing fees and other	(8)%	(8)%
Total fee revenue	0%	0%

4Q17 vs 3Q17

- **Servicing fees** *increased* primarily due to higher global equity markets and new business
- **Management fees** *flat* primarily driven by strengthening equity markets offset by thinner-yielding institutional and cash outflows
- **Trading services** *decreased slightly* primarily reflecting the modest impact of the businesses we exited in 2017
- **Processing fees and other** *decreased* largely reflecting the 3Q17 pre-tax gain associated with the sale of an alternative trading system

- U.S. dollar favorably impacted fee revenue slightly

Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET.

21

22 Central bank rate hikes and higher yielding asset mix resulted in higher NII and NIM Operating-Basis (Non-GAAP) Average Interest Earning Assets & Deposits ($B) NII & NIM 2 (NII $M, NIM %) 4Q17 vs 3Q17 Refer to the Appendix included with this presentation for endnotes 1 to 12. 645 617 553547 658 1.35 1.27 1.17 1.08 1.39 300 400 500 600 700 0.80 1.00 1.20 1.40 1.60 1.80 NII +2% NIM +4bps 4Q17 3Q17 2Q17 1Q17 4Q16 NIM 4Q16 1Q17 2Q17 3Q17 4Q17 Interest earning assets 202 192 195 190 188 Total deposits 174 165 167 162 161 • NII increased primarily due to central bank rate hikes and a shift toward higher yielding interest earning assets, partially offset by a smaller balance sheet • NIM increased due to central bank rate hikes and higher investment security and loan balances • Average interest earning assets decreased primarily due to a decline in client deposits and corresponding central bank placements • The currency composition of average total deposits remained relatively stable with approximately 60% USD, 20% EUR, 10% GBP and 10% in other currencies 4Q17 vs 3Q17

Expenses continue to support new business and client activity offset by savings from Beacon

Operating-Basis (Non-GAAP); 4Q17 prior year comparison to 4Q16 exclude notable adjustments [A]

Expenses [B]

($M)



+1%
0% ex FX
1,894 [A]
2,057
1,960
1,988
1,998
1,903 ex seasonal Comp. Item [C]
997
1,090
1,067
278
296
301
199
215
219
109
118
117
311
269
294
4Q16
1Q17
2Q17
3Q17
4Q17

	4Q17 vs. 3Q17 % Change	Ex FX
Compensation & benefits	(2)%	(2)%
Info sys & communications	2%	2%
Transaction processing	2%	2%
Occupancy	(1)%	(1)%
Other	9%	9%
Total expense	1%	0%

4Q17 vs 3Q17

- **Compensation and employee benefits** *decreased* primarily due to savings from Beacon, partially offset by increased costs to support new business
- **Information systems & communications** *increased* mainly driven by higher technology infrastructure costs and Beacon investments
- **Transaction processing** *increased* reflecting higher client volumes and higher market levels
- **Other** *increased* largely driven by higher costs to support new business, including marketing

- U.S. dollar negatively impacted total expenses slightly

[A] 4Q16 excludes the effects related to the acceleration of compensation expense of $249M. Refer to endnote 3 in the Appendix for further details.
[B] Operating expenses exclude restructuring charges of $21M, $17M, $62M, $33M, and $133M for 4Q16 through 4Q17, respectively.
[C] 1Q17 included $154M of seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes.

STATE STREET.

23

24 1 In 2017, operating basis results reflect gains/losses on sales of businesses. The first and third quarters of 2017 operating-basis results included a pre-tax gain of approximately $30 million on the sale of our transfer agency joint venture interests and a pre-tax gain of approximately $26 million on the sale of an alternative trading system, respectively. In second quarter of 2016, under our prior presentation (which excluded gains/losses on sales of businesses), operating-basis results excluded a $53 million pre-tax gain on the sale of WM/Reuters business, and such results have not been revised. 2 In 2017, discount accretion associated with former conduit securities as an operating-basis adjustment was no longer presented. Therefore, the first, second, third, and fourth quarters of 2017 operating-basis results included $5 million, $6 million, $4 million, and $4 million, respectively, of discount accretion. In the first, second, third, and fourth quarters of 2016, operating-basis net interest income excluded $15 million, $15 million, $42 million, and $10 million of discount accretion, respectively, and such results have not been revised. 3 Operating-basis results for 4Q16 and FY 2016 included in this presentation reflect additional adjustments for two notable items that occurred in 4Q16 and are presented on an adjusted basis throughout this presentation to allow for more meaningful comparisons to current year operating-basis results. The additional adjustments consist of excluding the effects of our 4Q16 (1) acceleration of compensation expense (-$249M pre-tax; -$161M after-tax, or -$0.41 per share) and (2) one-time tax benefit ($211M, or $0.54 per share). Our operating-basis presentation of financial results is a non-GAAP presentation. Descriptions of our operating-basis presentation and reconciliations of this operating- basis presentation to both our operating-basis results as initially reported and to our GAAP-basis results are provided in the addendum included with this presentation. 4 These amounts exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. 5 The effects of the TCJA described in this presentation are estimates. Actual effects of the TCJA may differ from these estimates, among other things, due to additional tax and regulatory guidance and changes in State Street assumptions and interpretations. 6 Tax expense also includes a $7M benefit related to the tax effect of the ~$20M estimated revenue reduction from the accelerated amortization expense associated with tax- advantaged investments. 7 Actual savings may vary in the future. 8 Unless otherwise specified, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of our capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Refer to the addendum included with this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. December 31, 2017 capital ratios are presented as of quarter-end and are preliminary estimates. 9 4Q16, 2Q17, 3Q17, and 4Q17 based on standardized approach, and 1Q17 based on advanced approach. 10 Estimated pro forma fully phased-in ratios as of December 31, 2017 (fully phased in as of January 1, 2019, as per Basel III phase-in requirements for capital) reflect capital calculated under the Basel III final rule and total risk-weighted assets calculated in conformity with the advanced approaches and standardized approach as the case may be, each on a fully phased-in basis under the Basel III final rule, based on our interpretations of the Basel III final rule as of January 25, 2017, April 26, 2017, July 26, 2017, October 23, 2017, and January 23, 2018, respectively, as applied to our businesses and operations as of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017, respectively. Refer to the addendum included with this presentation for reconciliations of these estimated pro forma fully phased-in ratios to our capital ratios calculated under the currently applicable regulatory requirements. 11 2Q17, 3Q17, and 4Q17 based on standardized approach, and 1Q17 based on advanced approach. 12 The estimated pro forma fully phased-in SLRs are as of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017, respectively (fully phased-in as of January 1, 2018, as per the phase-in requirements of the SLR final rule), are preliminary estimates, calculated based on our interpretations of the SLR final rule as of January 25, 2017, April 26, 2017, July 26, 2017, October 23, 2017, and January 23, 2018, respectively, and as applied to our businesses and operations as of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017, respectively. Refer to the addendum included with this presentation for reconciliations of these estimated pro forma fully phased-in SLRs to our SLRs under currently applicable regulatory requirements. Slide Endnotes

25 Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “expect,” "priority," “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy”, “opportunity” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to January 23, 2018. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our NII, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the United States and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement or reevaluate the regulatory framework applicable to our operations (as well as changes to that framework), including implementation or modification of the Dodd-Frank Act and related stress testing and resolution planning requirements, the Basel III final rule and European legislation (such as the AIFMD, UCITS, the Money Market Funds Regulation and MiFID II/MiFIR); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, restrictions on banking and financial activities and the manner in which we structure and implement our global operations and servicing relationships. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non- U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.'s decision to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or, similarly, financial markets may react sharply or abruptly to actions taken by the new administration in the United States; our ability to develop and execute State Street Beacon, our multi-year transformation program to create cost efficiencies through changes in our operational processes and to further digitize our processes and interfaces with our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs associated with the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, or payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional findings or amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships or our reputation and adverse actions by governmental authorities; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes; or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence and have diverse investment activities, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our fee revenue in the event a client re-balances or changes its investment approach or otherwise re-directs assets to lower- or higher-fee asset classes; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial, operational and product innovation benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2016 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

26 Non-GAAP measures In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management has also historically (and in this presentation) presented results on a non-GAAP, or "operating," basis. Management believed this presentation would support additional meaningful analysis and comparisons of trends with respect to State Street’s business operations from period to period. Management may also provide, as appropriate, (and in this presentation has provided) additional non-GAAP measures, including capital ratios calculated under regulatory standards scheduled to be effective in the future or other standards, that management also uses in evaluating State Street’s business and activities. For the fourth-quarter and full-year 2016 comparative financial information, we have presented our financial results, including operating-basis financial results (as applicable), with additional adjustments to highlight the effects of the acceleration of compensation expense and aggregate reduction of accrued tax expense we experienced in the fourth quarter of 2016. This type of additional presentation is consistent with the intent of our historical operating-basis presentation. In general, our operating-basis financial results adjust our GAAP-basis financial results to both: (1) exclude the impact of revenue and expenses outside of State Street’s normal course of business, such as restructuring charges and the one-time effects of the TCJA; and (2) present revenue from non-taxable sources, such as interest income from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged adjustments, on a fully taxable-equivalent basis. Management has historically believed that operating-basis financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends, including providing additional insight into our underlying margin and profitability, in addition to f inancial information prepared and reported in conformity with GAAP. The tax-equivalent adjustments provide additional comparisons of yields and margins on assets and the evaluation of investment opportunities with different tax profiles. We believe that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street's capital position and is of interest to investors. Additionally, we may present revenue and expense measures on a constant currency (non-GAAP) basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. In 2017, we began a process of simplifying our operating-basis (non-GAAP) presentation of our financial results. At that time we determined we would no longer exclude, as part of the non-ordinary course adjustment, the effects of gains/losses on sales of businesses or the discount accretion associated with former conduit securities. In the first and third quarters of 2017, operating-basis results included a pre-tax gain of approximately $30 million on the sale of our transfer agency joint venture interests and a pre-tax gain of approximately $26 million on the sale of an alternative trading system, respectively. In the first, second, third, and fourth quarters of 2017, operating-basis results included $5 million, $6 million, $4 million and $4 million, respectively, of discount accretion. These changes resulted in total increases in operating- basis revenue of $35 million, $6 million, $30 million and $4 million in the first, second, third and fourth quarters of 2017, respectively, relative to our historical operating- basis presentation. Note that in the second quarter of 2016, operating-basis results excluded a pre-tax gain of approximately $53 million on the sale of the WM/Reuters business and in the first, second, third and fourth quarters of 2016, operating-basis results excluded $15 million, $15 million, $42 million and $10 million, respectively, of discount accretion. As indicated earlier in this presentation, beginning with the first quarter of 2018, we expect to further simplify the overall presentation of our financial results by only providing selected key metrics, such as pre-tax operating margin or revenue/expense measures (in the latter case, presented on a constant currency basis), on a non- GAAP basis. Notable items (such as, for example, acquisition and restructuring costs), as applicable, will be identified each quarter. We expect to continue to present certain capital ratios and, from time to time, other metrics on a non-GAAP or “adjusted” basis. In general, though, most financial results will no longer be provided on a non- GAAP basis. We will continue to provide reconciliations of the non-GAAP measures that we present to the most comparable GAAP measure. We believe that these changes to our non-GAAP presentation will help make them easier to understand, while, overall, continuing to facilitate a useful and constructive additional understanding of our financial results in addition to GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the addendum for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.

27 Definitions Available-for-sale (AFS) Security that is purchased with the ability of selling before it reaches maturity AUCA Assets under custody and administration AUM Assets under management BEAT Base Erosion Anti-abuse Tax Bps Basis points Core Tax Rate Our core tax rate is intended to reflect our structural tax rate, based on Federal, State and foreign statutory tax rates, and is free of items, such as tax credits, which may vary year by year Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding EBIT Earnings before interest and tax ETF Exchange-traded fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of expenses, relative to the successive prior year period, as applicable FX Foreign Exchange FY Full Year GAAP Generally accepted accounting principles in the United States Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities. Net interest income was disclosed as net interest revenue prior to 1Q17 Net interest margin (NIM) Net interest income divided by average interest-earning assets nm Not meaningful Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Pre-tax operating margin Income before income tax expense divided by total revenue %Pts Percentage points is the difference from one percentage value subtracted from another Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity TCJA Tax Cuts & Jobs Act Year to date (YTD) The cumulative amount of time within a fiscal year up to the end of the quarter indicated (i.e., YTD 4Q17 is equivalent to the twelve months ended December 31, 2017)